____________, 2008

Corporate Acquirers, Inc.
126 East 56th Street
New York, NY 10022

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Pali Capital, Inc.
650 Fifth Avenue
New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder of Corporate Acquirers, Inc., (the “Company”), in consideration of Deutsche Bank Securities Inc., acting as the representative of the underwriters (the “Representative”) and Pali Capital, Inc. (“Pali”, together with the Representative, the “Underwriters”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will: (i) vote all Insider Shares in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any Insider Shares, IPO Shares or shares of Common Stock acquired following the IPO in favor of the Business Combination, as applicable and (iii) vote all Insider Shares, IPO Shares and all shares of Common Stock that may be acquired by it following the IPO in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2.   Except with respect to any Common Stock acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees that it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Insider Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of IPO Shares or shares acquired following the IPO.

3.  The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damages and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) and judgments to which the Company may become subject as a result of any valid claim by any creditor, service provider, target business or prospective target business or any vendor or other entity that is owed money by the Company for services rendered or products sold to the Company but only to the extent necessary to ensure that such loss, liability, claim damage or judgment does not reduce the amount in the Trust Account below $9.83 per IPO Share and only in the event that such creditor, service provider, target business or prospective target business, vendor or other entity has not executed a waiver of its rights to seek payment of amounts due to it out of the Trust Account. In the event the Company does not consummate a Business Combination and must distribute to its Public Stockholders the amount in the Trust Account (including any accrued interest) plus any remaining net assets, and if such funds are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation to the extent necessary to ensure the Company has sufficient funds to complete such liquidation and agrees not to seek repayment for such expenses.

4.  The undersigned acknowledges and agrees the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders, as defined below, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representative that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned and any affiliate shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.  The undersigned agrees that neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned or any Affiliate originates a Business Combination.

7.  The undersigned will escrow its Insider Shares for the period commencing on the effective date of the Registration Statement and ending one (1) year following the consummation of a Business Combination, unless the Company were to consummate a transaction after the consummation of the initial Business Combination that results in all of the stockholders having the right to exchange their Common Stock for cash, securities or other property, in each case subject to the terms of the Securities Escrow Agreement provided, however, that transfers may be made to permitted transferees, subject to and in accordance with such Securities Escrow Agreement.

8.  The undersigned will escrow its Private Warrants and for the period commencing on the effective date of the Registration Statement and ending on the first business day following consummation of a Business Combination subject to the terms of the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9.  The undersigned’s information furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the material information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire furnished to the Company and the Representative is true and accurate in all material respects.  The undersigned further represents and warrants to the Company and the Representative that:

(a)  No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned at or within two (2) years prior to the date hereof;

(b)  The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d)  The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(f)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

10.  The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

11.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases the Representative from liability for any damage whatsoever in that connection.

12.  The undersigned hereby agrees not to propose or vote in favor of, any amendment to the Company’s Amended and Restated Certificate of Incorporation that requires the affirmative vote of at least 95% of the Company’s outstanding Common Stock other than in connection with the Business Combination. This paragraph may not be modified or amended under any circumstances.

13.  As used herein: (i) “Affiliate” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii) “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the Registration Statement, of an operating business selected by the Company; (iii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iv) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vii) “Private Placement” shall mean the private placement of the Private Warrants; (viii) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (ix) “Public Stockholders” shall mean the holders of the securities issued by the Company in the IPO; (x) “Private Warrants” shall mean the 3,000,000 warrants sold to the undersigned by the Company prior to the IPO; (xi) “Registration Statement” shall mean the registration statement, No. 333-149037 on Form S-1 filed by the Company in connection with the IPO; (xii) “Securities Escrow Agreement” shall mean the escrow agreement entered into between Company and the undersigned for the escrow of the Insider Shares and the Private Warrants; and (xiii) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the Prospectus.

14.  The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

CORPORATE ACQUIRERS, LLC

By: ________________________________
Name: G. Richard Thoman
Title: Managing Member